NOTE AND PLEDGE AGREEMENT

(for use in New Jersey)

Amount: $107,500.00 Dated: February 9, 2009

FOR VALUE RECEIVED, the undersigned, jointly and severally, (the "Borrower"), with addresses at 140 Smith Street, Perth Amboy, New Jersey 08832, unconditionally promise to pay to the order of INTENTIONALLY DELETED  (the "Lender"), at his address at INTENTIONALLY DELETED, or at such other place as the Lender may direct, ONE HUNDRED SEVEN THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($107,500.00), together with interest at the rate and on the terms provided in this Note and Pledge Agreement (including all renewals, extensions and/or modifications, this "Note").   This Note and all documents executed in connection with this Note are referred to herein collectively as the "Loan Documents."

1.

INTEREST RATE.  The Borrower will pay the Lender interest on the unpaid principal balance at the annual rate set forth below (calculated on the actual number of days elapsed over a 360-day year) from the date of this Note until the entire principal balance has been paid whether or not judgment is obtained. At no time, however, will the interest rate exceed the maximum allowable by law.

    X

Fixed Rate.   The interest shall be fixed at 10% per annum from the date of closing except as otherwise increased in the event of the exercise of the extension as noted hereinafter.

2.

TERM.  This Note matures, and all unpaid principal, accrued interest and all other amounts recoverable under the Loan Documents are payable on February 9, 2010 (the "Maturity Date") subject to an extension of up to six months subject to a 5% increase in interest rate effective during the additional months as consideration for the granting of the extension.

3.

PAYMENTS.  The Borrower will make payments as follows (which payments, will be applied  first to any fees, costs, expenses or charges under the Loan Documents, then to the payment of accrued interest, and the balance only applied to principal): unpaid principal plus interest payable on Maturity Date as a balloon payment with no principal or interest payable monthly during term of loan.

4.

LATE FEE.  So long as all stock transfers are made there shall be no late fee.  However, in the event that stock transfers are not made then in that event the Borrower will pay a late fee of five (5%) percent of that entire amount then due and payable.    Any such late charge assessed is immediately due and payable.  This late fee shall apply only if payment is not made at the Maturity Date.

5.

COLLATERAL AND GUARANTEES.  INTENTIONALLY DELETED.

6.

REPRESENTATIONS AND WARRANTIES.  Borrower continually represents and warrants to the Lender that (a) if Borrower or any Guarantor is an entity, it is duly organized and existing and in good standing in the state of its organization, has the power to own its properties and to carry on its business, and the execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action; (b) the execution, delivery, and performance of the Loan Documents by Borrower and any other parties thereto do not require the consent or approval of any other party and do not conflict with, result in a violation of, or constitute a default under any agreement or other instrument binding upon such parties or any law, regulation, court decree, or order applicable to such parties; and (c) the Loan Documents constitute legal, valid and binding obligations of the parties thereto enforceable in accordance with their respective terms.

7.      CONDITIONS OF LENDING.   The Lender shall be obligated to extend the credit and make the advances only if on the date such advance is requested and Borrower has transferred Five Hundred Thousand (500,000) shares of Homeland Security Network, Inc. (HSYN) stock as an origination fee to the Lender and complete all Loan Documents as required by Lender’s counsel.

8.

AFFIRMATIVE COVENANTS.  Borrower covenants and agrees with the Lender that, at all times any amounts owing to the Lender exist, Borrower shall (a) furnish or cause others to furnish such information (including, without limitation, tax returns and financial information) with respect to Borrower's or any Guarantor's financial condition and business operations as the Lender may reasonably request from time to time and cooperate and join with the Lender in taking all such further actions as the Lender deems necessary to effectuate the provisions of the Loan Documents; (b) permit employees or agents of the Lender full and complete access to any or all of Borrower's properties and financial records, to make extracts from and/or audit such records and to examine and discuss Borrower's properties, business, finances and affairs with Borrower's officers and outside accountants, all at Borrower's expense; and (c) observe any financial covenants set forth in the Commitment Letter, the Borrower’s agreement to maintain a checking account for the purpose of operating all the business of the Borrower, including, but not limited to, direct debit of the Loan payments under this Note, depositing of all rents on all the Borrower’s properties and payment of expenses for the Borrower’s business at no time during the term of this Note shall the amount in the account be less than the monthly payment due under this Note, the breach of this affirmative covenant (d) may cause the Lender, at its sole option,  to increase the interest rate on this Note.

9.

NEGATIVE COVENANTS.  Borrower covenants and agrees with the Lender that, at all times any amounts owing to the Lender exist, Borrower shall (a) not permit any additional financing on the Collateral, unless prior approval of the Lender is granted; (b) limit the payment of dividends and/or any distributions made to the shareholders or any members of the Borrower to amounts payable for tax liability purposes only.

10.

DEFAULT.   Each of the following shall constitute an event of default ("Event of Default") under this Note:  (a) failure of Borrower to make any payment to the Lender (whether upon the Maturity Date or otherwise) when due hereunder; (b) failure of Borrower or any Guarantor to comply with or to perform any term, condition or covenant contained in the Loan Documents; (c) any representation, warranty, certification, or other information furnished by or on behalf of the Borrower or any Guarantor was false or misleading in any material respect when made; (d) the institution of proceedings by or against the Borrower or any Guarantor under any Bankruptcy or insolvency law, or any law for the benefit of creditors or relief of debtors, (provided, however, that the institution of involuntary proceedings against the Borrower or any Guarantor will not be an Event of Default if such proceeding is discharged or dismissed within thirty (30) days after the commencement date thereof), or a custodianship, trusteeship, receivership or assignment for the benefit of creditors is imposed upon or sought by the Borrower, any Guarantor or any part of the Property; (e) the failure of the Borrower or any Guarantor to comply with any other obligation owed to the Lender, now existing or arising after the date of this Note; (f) any change in the ownership or control of the Borrower  without the consent of the Lender; (g) any event which, in the Lender's judgment, materially adversely affects (i) the ability of the Borrower or any Guarantor to perform any of its obligations under the Loan Documents or any Guaranty as applicable; (ii) the business or financial condition of the Borrower or any Guarantor; or (iii) the operations or value of the collateral or the Lender's lien or security interest on the Property or other collateral; (h) failure to provide stock collateral on or before March 9, 2009.

11.

REMEDIES.  Upon the occurrence of an Event of Default, at Lender's option (with the exception of (d) above, which shall be automatic upon said occurrence), all amounts owing to Lender will become due and payable immediately, without additional notice of any kind to Borrower or any Guarantor, and interest will continue to accrue on the full amount thereof at a rate equal to 5% per annum in excess of the rate of interest otherwise charged hereunder.  In addition, the Lender shall have all the rights and remedies provided in the other Loan Documents or available at law, in equity, or otherwise, including the right to take possession of the Two Million One Hundred Fifty Thousand (2,150,000) Preferred A shares of ownership of Homeland Security Network, Inc. (ticker symbol HSYN).   All other Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently.  Election by the Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform any obligation of Borrower or of any Guarantor shall not affect the Lender's right to declare an Event of Default and to exercise its rights and remedies.

12.

RIGHT OF SETOFF.  Borrower grants to the Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to the Lender all of Borrower's right, title and interest in and to, Borrower's present and future bank accounts.  Borrower authorizes the Lender to charge or set off all sums owing to the Lender against any and all such.

13.

EXPENSES.  Borrower agrees to pay the Lender upon demand all reasonable costs and expenses of collection of  this Note (including the reasonable fees and expenses of outside counsel), and any judicial or non-judicial enforcement of the Lender's rights under the Note and other Loan Documents including, without limitation, any court proceeding, bankruptcy or insolvency case, appeal, or post-judgment collection services.

14.

GENERAL PROVISIONS.  Borrower waives presentment, demand for payment, protest, notice of dishonor, and notice of default or of an Event of Default.  Upon any change in the terms of this Note or any of the other Loan Documents, and unless otherwise expressly stated in writing, Borrower and any Guarantor shall not be released from liability.  Borrower agrees that the Lender may renew or extend this Note, or release any party, Guarantor or collateral, or impair, fail to realize upon or perfect the Lender's security interest in any collateral, and take any other action deemed necessary by the Lender without the consent of or notice to anyone.

15.

GOVERNING LAW.  This Note shall be construed according to the laws of the State of New Jersey, without regard to conflicts of law.

16.

SEVERABILITY.  If any provision of the Loan Documents is found to be invalid or unenforceable, such provision shall be stricken and all remaining provisions of the Loan Documents shall remain valid and enforceable.

17.

WAIVER; AMENDMENTS.  No amendment of the Loan Documents, and no waiver of any one or more of the provisions hereof and thereof, shall be effective unless set forth in a writing prepared by Borrower or Guarantor, whichever is applicable, and signed by the Lender; provided, however, that any such waiver shall be restricted to the matters specified in such writing.

18.

ENTIRE AGREEMENT.  The Loan Documents constitute the sole agreement of the parties regarding the subject matter hereof and thereof and supersede all oral negotiations and prior writings regarding the subject matter hereof and thereof.

19.

WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; SERVICE OF PROCESS.  BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY MATTER RELATING TO, ARISING FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS.   BORROWER ALSO CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE WHOSE LAWS GOVERN THE LOAN DOCUMENTS AND AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY MAILING A COPY OF SUCH PROCESS TO BORROWER.

20.

FURTHER ASSURANCES.  Borrower agrees to cooperate and take all necessary steps as reasonably requested by the Lender to carry out the spirit and intent of the Loan Documents, including, without limitation, executing or reexecuting any of the Loan Documents.

21.

SUCCESSORS AND ASSIGNS.  The Loan Documents shall be binding upon Borrower and Borrower's successors and assigns and shall inure to the benefit of the Lender, its successors and assigns.  Borrower may not assign or transfer Borrower's rights under the Loan Documents without the prior written consent of the Lender.

IN WITNESS WHEREOF, BORROWER, INTENDING TO BE LEGALLY BOUND, HAS EXECUTED THIS NOTE AS OF THE DATE ABOVE WRITTEN.

ATTEST OR WITNESSED BY:

BORROWERS:

Homeland Security Network, Inc

By:__________________________

By:____________________________________

      Peter Ubaldi, President

By:__________________________

By:____________________________________

      Joseph Battiato, Chairman of the Board

AutoCorp Acquisition Partners

By:__________________________

By:____________________________________

      Peter Ubaldi, Authorized Partner